Exhibit 10.45

MASTER ATM AGREEMENT

THIS AGREEMENT is entered into on this 1st day of March 2008 in Clark County, State of Nevada, by and between E-T-T, Inc., a Nevada corporation (Hereinafter “E-T-T”), and Terrible Herbst, Inc., a Nevada corporation (Hereinafter “TH”), on the conditions set forth below.

WHEREAS, E-T-T is engaged in the business of placing, operating and maintaining automated teller machines (“ATM”) in businesses throughout Nevada;

WHEREAS, TH is engaged in the operation of convenience stores in the State of Nevada;

WHEREAS E-T-T has operated ATM’s in TH locations pursuant to verbal agreement for over 10 years on the same terms contained herein; and

WHEREAS, E-T-T and TH desire to enter into an ATM Agreement for all locations currently operated by TH and any and all future TH locations;

THEREFORE, E-T-T and TH hereby agree as follows:

I.                      EXCLUSIVITY:          E-T-T is hereby granted the exclusive right during the term of this Agreement to install, operate, and maintain ATM’s at the TH locations set forth in Exhibit “A” hereto, as well as, all additional convenience store locations opened by TH during the term hereof, subject to the terms and conditions set forth herein. This right is given for consideration herein set forth and is coupled with an interest.

II.                     TERM:      The term of this agreement shall be for a period of one (1) year, commencing on March 1, 2008. The opening of any additional convenience stores shall not effect the initial term of the Agreement, nor any renewals terms.

III.                   INSTALLATION AND MAINTENANCE OF ATM’S:  E-T-T shall install one ATM at each TH location. E-T-T agrees to be available 24-hours a day to provide service and maintenance to the ATM’s installed at the TH locations. TH shall permit E-T-T access to the gaming devices at all reasonable times for purposes of maintenance or other inspection. E-T-T agrees to keep each ATM loaded with the appropriate amount of currency to ensure customers of TH have access to use cash at all time.

IV.                   LEASE PAYMENTS: E-T-T agrees to pay to TH fifty cents ($.50) for each cash withdrawal transaction processed by the installed ATM’s based on a current transaction fee of $2.50 currently charged by E-T-T to its customers. Should E-T-T increase this amount, TH shall be entitled to 50% of any such increase.

V.                     TAXES AND LICENSE FEES:           E-T-T shall be responsible for the taxes and license fees directly relating to the operation of the ATM’s at the TH locations.

VI.                   INSURANCE:       TH shall be responsible for maintaining adequate property and liability insurance for the location. E-T-T shall be listed as the sole loss payee for the ATM’s on the policy. A copy of the certificate of insurance and/or policy shall be provided to E-T-T at the commencement of this Agreement and upon an annual basis or upon request of E-T-T.

VII.                  TERMINATION:          E-T-T may terminate and cancel this Agreement upon thirty (30) days written notice to TH. In the event TH should cease operating its convenience stores, a receiver is appointed to the business, an insolvency or bankruptcy proceeding is commenced, or the business is sold or otherwise transferred, E-T-T shall have the sole option of immediately terminating this Agreement. For purposes of termination, this Agreement is to be construed as both a financial accommodation and a personal services contract.

VIII.                 RENEWAL: This Agreement shall automatically be renewed at the end of the initial term for consecutive and repetitive terms of one year, unless either party shall notify the other, in writing, at least thirty (30) days prior to the end of the term.

IX.                   ACCOUNTING & AUDIT RIGHTS:  HGI will provide TH with a monthly accounting of all transactions processed thru the ATM’s installed at the TH locations. TH has the right on a yearly basis, at its own expense, to audit the books and records of HGI as they apply to the ATM transactions forth in this Agreement. Should those books and records have a discrepancy of more than 5% from the monthly accounting provided, HGI shall repay that amount and reimburse TH for the audit.

X.                    GOVERNING LAW:  This Agreement shall be governed and construed pursuant to the laws of the State of Nevada.

XI.                   ENTIRE AGREEMENT:      This Agreement comprises the entire understanding between the parties hereto concerning the operation of ATM’s at the locations and may not be altered, modified or revised except in writing signed by both parties.

XII.                  NOTICE:          Any notice required pursuant to this Agreement shall be deemed sufficiently given if sent by certified or registered mail, return receipt requested, postage prepaid and addressed as follows:

TO: E-T-T, INC.
3440 W. Russell Road
Las Vegas, Nevada 8911 Attn: Mr. Edward J. Herbst

With a copy to:
Mr. Sean T. Higgins, Esq. General Counsel, E-T-T, Inc. 5195 Las Vegas Blvd. S.
Las Vegas, Nevada 89119

TO: TH
c/o Jerry Herbst
5195 Las Vegas Blvd. S. Las
Vegas, Nevada 89119

XIII.                SUCCESSORS AND ASSIGNS:        It is mutually agreed upon by the parties that the terms, conditions and promises herein are mutually binding, and shall extend and be binding and inure to the benefit of E-T-T and TH, and their respective heirs, executors, administrators, successors, and assigns. It is agreed between the parties that all ATM’s installed by E-T-T at TH are the sole property of E-T-T, and shall not by act of law or other agreement become security for any obligation, subject to execution by creditor’s, or fixtures of any TH location. In the event of a breach of this Agreement by TH, in addition to any other remedy at law or equity, E-T-T may enter upon the premises of TH and take its equipment. The ATM’s installed at the TH location shall remain personal property regardless of any attachments or connections made to the realty.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the day, month and year first above written.

E-T-T, INC.	TERRIBLE HERBST, INC.

/s/ Edward Herbst	/s/ Jerry Herbst
EDWARD HERBST	JERRY HERBST
Chief Executive Officer	President